Exhibit 10.183

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement is dated and effective as of 9/25/12, by and between the “Seller” and the “Purchaser” identified on the signature page hereto.

RECITALS

The Seller desires to sell and transfer to the Purchaser from time to time, and the Purchaser desires to purchase from the Seller from time to time, certain Mortgage Loans upon such terms as set forth herein.

In consideration of the promises and the mutual agreements and undertakings set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE GUIDE

Unless the context otherwise requires, all capitalized terms used and not otherwise defined in the Agreement shall have the meanings assigned to such terms in the PennyMac Seller’s Guide, as amended and supplemented from time to time. For avoidance of doubt, the terms “Agreement” and “Guide” as used herein shall also have the meanings assigned to such terms in the PennyMac Seller’s Guide. The parties expressly understand and agree that the Guide is incorporated into the Agreement by reference and forms a critical and inseparable part thereof. Seller also expressly understands and agrees that Purchaser reserves the right to amend or supplement the Guide at any time and from time to time. Purchaser shall furnish Seller with any such amendments or supplements, which shall become effective immediately upon notice thereof or on such later date as Purchaser may determine in its sole discretion, and the sale and purchase of each Mortgage Loan hereunder shall be subject to all requirements of the Guide, as in effect on the related Funding Date.

ARTICLE II

SALE OF THE MORTGAGE LOANS

Section 2.1 Agreement of Sale. On each Funding Date, the Seller does hereby agree to sell, convey, transfer and assign to the Purchaser all right, title and interest in and to the Mortgage Loans, all in accordance with the terms and conditions set forth in the Agreement.

Section 2.2 Payment of the Purchase Price. On each Funding Date, the Purchaser shall pay to the Seller the Purchase Price, by wire transfer in immediately available funds to the account designated by the Seller. Upon completion of the wire transfer to the Seller’s designated account, the Purchaser shall own the Mortgage Loans and the Servicing Rights, free and clear of any lien or encumbrance whatsoever.

Section 2.3 Entitlement to Payment on the Mortgage Loans. The Purchaser shall be entitled to all collections and recoveries of principal and interest paid by a Mortgagor, received by Seller or otherwise applied to any Mortgagor’s account after the related Funding Date.

Section 2.4 Delivery of Mortgage Loan Documents. The Seller shall deliver the Mortgage Loan Documents with respect to each Mortgage Loan to the Purchaser or its designee on or before the Delivery Due Date, except as otherwise permitted to be delivered later in accordance with the requirements of the Guide.

Section 2.5 Conditions to Funding. The Purchaser’s obligations hereunder with respect to any Mortgage Loan are subject to the fulfillment of the following conditions precedent. In the event that any of the conditions set forth below are not satisfied, the Purchaser shall not have any obligation to purchase any such Mortgage Loan or to pay the Purchase Price as contemplated hereunder.

(a)	Each of the representations and warranties made by the Seller hereunder shall be true and correct in all material respects as of the related Funding Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under the Agreement;

(b)	The Seller shall have delivered to the Purchaser a complete Mortgage File with respect to each Mortgage Loan that contains all of the Mortgage Loan Documents required to be delivered on or before the Delivery Due Date, except as otherwise permitted to be delivered later in accordance with the requirements of the Guide; and

(c)	Each of the terms and conditions set forth herein which are required to be satisfied on or before the related Funding Date shall have been satisfied unless waived in writing by the party affected thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations, Warranties and Covenants Respecting the Seller. As of the date of the Agreement and as of each Funding Date, the Seller makes each of the “Representations, Warranties and Covenants Respecting the Seller” as are set forth in the Guide as it exists on the related date such representation, warranty and/or covenant was made.

Section 3.2 Representations and Warranties Regarding Individual Mortgage Loans. With respect to each Mortgage Loan as of the related Funding Date, the Seller makes each of the “Representations and Warranties Respecting the Individual Mortgage Loans” as are set forth in the Guide as it exists on the related date such representation and warranty was made.

Section 3.3 Survival of Representations and Warranties; Applicability. The representations, warranties and covenants referenced in this Article III shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or

Purchaser’s examination or failure to examine any Mortgage File. Furthermore, the absence of the Seller in either the chain of title or endorsements shall in no way limit the Purchaser’s recourse against the Seller as provided in the Agreement for a breach of one or more of the Seller’s representations and warranties made herein.

For purposes of the Agreement, the term “to the best of the Seller’s knowledge” means that the Seller reasonably believes such representation and warranty to be true, and has no knowledge or notice that such representation or warranty is inaccurate or incomplete, and, consistent with the standard of care exercised by prudent lending institutions, the Seller has conducted a reasonable inquiry to assure the accuracy and completeness of the applicable representation and warranty. With respect to representations and warranties referenced in this Article III that are made to the best of the Seller’s knowledge, if it is discovered by either the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and /or incomplete, the Purchaser shall be entitled to all the remedies to which it would be entitled for a breach of representation or warranty, including, without limitation, the repurchase requirements contained herein, notwithstanding the Seller’s lack of knowledge with respect to the inaccuracy and/or incompleteness of the representation or warranty at the time it was made.

Section 3.4 Repurchase Obligations.

As further provided below, Seller shall have a Repurchase Obligation with respect to any Mortgage Loan upon the occurrence of one or more of the following breaches affecting such Mortgage Loan:

(a)	Upon the discovery by either the Seller or the Purchaser of a breach of any representation, warranty or covenant referenced in this Article III;

(b)	Where the Seller fails to deliver, or fails to cause to be delivered, one or more original Mortgage Loan Documents with respect to the Mortgage Loan as required and specified in the Guide within the maximum delivery time permitted in the Guide for such original document, or, if no time is specified, within one hundred and twenty (120) days after the related Funding Date;

(c)	Where an Early Payment Default has occurred with respect to the Mortgage Loan; and

(d)	Upon the occurrence of any other event or circumstance giving rise to a Repurchase Obligation, as the same may be identified in the Guide as it exists on the related Funding Date of such Mortgage Loan.

Upon receipt of notice from the Purchaser of a breach set forth in this Section 3.4 with respect to any Mortgage Loan, if such breach is capable of being cured, the Seller shall have a period of thirty (30) days from the date of the notice in which to cure such breach. If the Seller fails to cure such breach within this time frame, the Seller shall repurchase the affected Mortgage Loan by paying the Purchaser the related Repurchase Price immediately after the conclusion of the cure period. With respect to any breach set forth in this Section 3.4 that is not capable of being cured by the Seller, the Seller shall repurchase the affected Mortgage Loan by paying the Repurchase Price within five (5) business days after the earlier of (x) the date of its receipt of the notice, and (y) the date of its determination that such breach is incapable of being cured.

Seller expressly understands and agrees that no Repurchase Obligation with respect to any Mortgage Loan shall be affected in any way by: (i) the initiation or prosecution of a foreclosure proceeding, or the occurrence of a foreclosure sale, with respect to the Mortgage Loan (or the acceptance of a deed-in-lieu of foreclosure by Purchaser); (ii) the transfer of title to the Mortgaged Property to the Purchaser or any third party; (iii) the modification of the Mortgage Loan by Purchaser, any subsequent investor or the servicer, (iv) the waiver of all or a portion of the unpaid principal balance of the Mortgage Loan by Purchaser, any subsequent investor or the servicer; or (v) any other action or omission by Purchaser, any subsequent investor or the servicer, including, without limitation, normal and customary servicing of the Mortgage Loan, including any loss mitigation efforts that affect or impair any rights or remedies against the Mortgagor under the terms of the Mortgage Loan or applicable law, it being expressly understood that any such action or omission set forth in (i) through (v) above may have been required, reasonably necessary or desirable to mitigate any losses resulting from the breach giving rise to the Repurchase Obligation.

At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser or its custodian relating to such Mortgage Loan.

Section 3.5 Additional Remedies for Early Payoff.

Each Mortgage Loan purchased by Purchaser from the Seller shall be subject to Purchaser’s Early Payoff Policy, which requires that in the event of an Early Payoff with respect to a Mortgage Loan, the Seller shall promptly reimburse the Purchaser any related servicing released premium as published or calculated internally by Purchaser or, to the extent a Mortgage Loan subject to an Early Payoff has not been pooled or resold to investors, any premium paid in excess of par in respect of such Mortgage Loan. Purchaser may change its Early Payoff Policy at any time and from time to time. Purchaser shall notify Seller of any such changes, which shall become effective immediately upon notice thereof or on such later date as Purchaser may determine in its sole discretion, and such changes shall apply to all Mortgage Loans purchased on or after such effective date.

Section 3.6 Indemnification of the Purchaser; Offset. In addition to the Repurchase Obligations set forth in Section 3.4, the Seller shall defend and indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from any claim, demand, defense or liability based upon or arising out of (a) any act or omission on the part of the Seller in receiving, processing, funding or servicing any Mortgage Loan, (b) any breach by Seller of any of the terms of the Agreement, or (c) any circumstance giving rise to a Repurchase Obligation as set forth in Section 3.4. Without limiting in any way the Repurchase Obligations of the Seller set forth in Section 3.4 and the indemnification obligations of the Seller set forth in this Section 3.6, the Purchaser or its affiliates shall have the right to offset, from any amount owed or otherwise payable to the Seller or its affiliates hereunder or under any other agreement with the Seller or its affiliates, any amount that the Seller or its affiliates owes or is otherwise required to pay to the Purchaser under the Agreement or under any other agreement with the Purchaser or its affiliates. In addition to the obligations of the Seller set forth in this Article III, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.

Section 3.7 Cause of Action. Any cause of action against the Seller relating to or arising out of a breach of this Article III shall accrue upon Seller’s failure to satisfy its Repurchase Obligation, indemnity obligations or other obligations in the manner, and in accordance with the timeframes, required hereunder.

ARTICLE IV

MISCELLANEOUS

Section 4.1 No Solicitation. From and after the date hereof, the Seller shall use its best efforts to prevent the sale of the name of any Mortgagor to any person or entity. From and after the date a Purchase Commitment is executed by both parties, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 4.1.

Section 4.2 Confidentiality. The Seller and the Purchaser hereby acknowledge and agree that the Agreement shall be kept confidential and its contents will not be divulged to any party without the other party’s consent except as may be necessary or required in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 4.3 Termination; Suspension.

(a)	The Agreement may be terminated by any party at any time for any reason by providing written notice to the other party, such termination to be effective as of the date specified by the terminating party.

(b)	In addition to the termination rights set forth in the preceding Subsection 4.3(a), the Purchaser may, in its sole and absolute discretion and in lieu of terminating the Agreement, suspend the Seller as an approved seller at any time and for any reason. Such suspension shall be effective as of the date specified by the Purchaser and shall remain in effect until such time as the Purchaser determines to reactivate the Seller or either party terminates the Agreement. The Purchaser shall have the right to determine what rights and privileges the Seller will have during the suspension and in no event shall the Purchaser be obligated to enter into a Purchase Commitment with the Seller during the suspension period.

(c)	With respect to any Mortgage Loan which is subject to a Purchase Commitment as of the date of the termination or suspension notice,

except as provided in the Purchase Commitment or below, such termination or suspension shall not change or modify the obligations of the Purchaser and the Seller under the Purchase Commitment, and the Purchaser and the Seller shall remain obligated to comply with the transaction subject to the terms and conditions of the Agreement and the related Purchase Commitment. Further, the termination of the Agreement shall not in any way affect the parties’ rights, obligations, representations, warranties or indemnifications with respect to Mortgage Loans sold by the Seller to the Purchaser under the Agreement prior to the effective date of the termination or suspension, as applicable, it being understood that all such rights, obligations, representations, warranties and indemnifications shall survive any such termination.

(d)	Notwithstanding anything to the contrary in this Section 4.3, the Purchaser may immediately terminate its obligations under a Purchase Commitment and return to the Seller any Mortgage Loans subject to a Purchase Commitment if the Purchaser determines that (i) there has been a material adverse change with respect to the Seller or in general market conditions, (ii) the Seller will be unable to comply with any obligations, covenants, representations or warranties under the Agreement with respect to the Purchase Commitment or (iii) any deception, fraud, concealment or material misrepresentation has occurred by the Seller, its officers, directors, employees, agents, subsidiaries, affiliates, or by any independent contractors acting on behalf of the Seller, in connection any Mortgage Loan committed or previously sold to the Purchaser.

Section 4.4 Intention of the Parties. Pursuant to this Agreement, Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument or any other security of the Seller. Accordingly, the Seller and Purchaser shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by Purchaser, of the Mortgage Loans, including the Servicing Rights. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, including the Servicing Rights, and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 4.5 Execution of Agreement. The Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The Agreement shall be deemed binding when executed by both the Purchaser and the Seller. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Section 4.6 Entire Agreement. The Agreement and any related Purchase Commitment constitute the entire understanding between the parties hereto with respect to the sale and purchase of each Mortgage Loan hereunder and thereunder and supersede all prior or contemporaneous oral or written communications regarding same. The Seller and the Purchaser understand and agree that no employee, agent or other representative of the Seller or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of the Agreement. The Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both parties.

Section 4.7 Further Agreements. The Seller shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Seller such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of the Agreement.

Section 4.8 Successors and Assigns. The Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. The Agreement shall not be assigned, pledged or hypothecated by the Seller without the consent of the Purchaser. This Agreement may be assigned, pledged or hypothecated or otherwise transferred or encumbered by the Purchaser, in whole or part, without the consent of the Seller. If the Purchaser assigns some or all of its rights as the Purchaser hereunder relating to some or all of the Mortgage Loans, the assignee of the Purchaser, upon notification to the Seller, will become the “Purchaser” hereunder with respect to such rights and Mortgage Loans assigned hereby.

Section 4.9 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Agreement and the Seller hereby waives the benefit of the applicable statutes of limitations with respect to any of the covenants, agreements, representations and warranties set forth herein. It shall not be a defense in any action by the Purchaser against the Seller arising out of a breach of the Seller’s covenants, agreements, representations and warranties made herein that the Purchaser knew or should have known of the existence of the related breach of such covenants, agreements, representations and warranties.

Section 4.10 Severability Clause. Any part, provision, representation or warranty of the Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of the Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any relevant jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 4.11 Costs. All costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, fees for title policy endorsements and continuations and the Seller’s attorney’s fees, shall be paid by the Seller. All other costs shall be borne by the party incurring such costs.

Section 4.12 Attorney’s Fees. If any claim, legal action or any arbitration or other proceeding is brought for the enforcement of the Agreement or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that claim, action or proceeding, in addition to any other relief to which such party may be entitled.

Section 4.13 Notices. All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address set forth on the signature page hereto or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of email, by the earlier of the date noted on a confirmation of delivery or the date noted on a return receipt).

Section 4.14 Reproduction of Documents. The Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photo static, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 4.15 Conflicts between Transaction Documents. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the MLPA and the Guide, the terms of the Guide shall control. In the event of any conflict, inconsistency or ambiguity between the terms of the MLPA, the Guide and a Purchase Commitment, the terms of the Purchase Commitment shall control. In the event of any conflict, inconsistency or ambiguity between the terms and conditions of the MLPA, the Guide, the Purchase Commitment and the Funding Schedule, the terms of the Funding Schedule shall control.

Section 4.16 Waiver. No waiver of any term or condition of the Agreement shall be effective unless made in writing and signed by the party against whom enforcement of such waiver is sought, and no written waiver shall be deemed or construed to be a waiver of any future or subsequent breach of the term or condition so waived. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof.

Section 4.17 General Interpretive Principles. For purposes of the Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in the Agreement have the meanings assigned to them in the Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)	references herein to “Articles,” “Sections,” and “Subsections” without reference to a document are to designated Articles, Sections and Subsections of the Agreement;

(d)	reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears;

(e)	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to the Agreement as a whole and not to any particular provision; and

(f)	the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 4.18 Governing Law. The Agreement shall be governed by and interpreted in accordance with the laws of the State of California applicable to agreements entered into and wholly performed within said jurisdiction.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PennyMac Corp.,
as the “Purchaser”

By:	/s/ Doug Jones
Name:
Title:

Contact information for notices:

6101 Condor Drive
Moorpark, California 93021
Attn: Client Monitoring clientmonitoring@pnmac.com

as the “Seller”

By:	/s/ Scott Bridges
Name:
Title:	VP, Consumer Direct Lending

Contact information for notices:

With a Copy to:

Contact information for notices: